EXHIBIT 10(za)


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                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


     The parties hereto agree that Section 5.3 of this Company's employment agreement with Geert R. Kersten be amended in its entirety to read as follows:

     5.5   Involuntary   Termination   For  Other  Than   Cause   ("Constructive
Termination").

     "Constructive Termination" shall occur if EMPLOYEE resigns his employment within ninety (90) days of the occurrence of any of the following events: (i) any reduction in the salary of the EMPLOYEE, (ii) a relocation (or demand for relocation) of EMPLOYEE's place of employment to a location more than thirty-five (35) miles from EMPLOYEE's current place of employment, (iii) a significant and material reduction in EMPLOYEE's authority, job duties or level of responsibility or the imposition of significant and material limitations on EMPLOYEE's autonomy in his position, or (iv) if a Change of Control event has occurred.

     "Change of Control" shall mean a change in ownership or control of the Company affected through any of the following transactions:

     a. a merger, consolidation or reorganization approved by the Company's stockholders, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly, and in substantially the same proportion, by the persons who beneficially owned the company's outstanding voting securities immediately prior to such transaction, or

     b. any stockholder-approved transfer or other disposition of all or substantially all of the Company's assets, or

     c. the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission) of securities possessing more than fifty percent (50%) of the total voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's shareholders, or

     d. a change in the  composition  of the Board  over a period of  thirty-six
(36) months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

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     In the event a Constructive Termination has occurred EMPLOYEE shall, in his sole discretion, provide Company with his written notice of resignation to be effective not less than 30 days after receipt by Company, whereupon EMPLOYEE shall cease to be employed by the Company and both parties shall be relieved of further responsibility or liability to the other under this Agreement, other than as provided in this AGREEMENT. Upon receipt of such notice of resignation, Company shall promptly pay to EMPLOYEE by certified check, wire transfer funds, or other form of payment reasonably acceptable to EMPLOYEE, a lump sum amount equal to 24 months' salary of the EMPLOYEE at such compensation rate as is then in effect under the terms of this Agreement and any extension or renewal thereof (the "Payment"), or the value of the remaining employment contract, whichever is greater. The Payment shall not have deducted from it any charges, expenses, debts, set-offs or other deductions of any kind whatsoever except for required taxes.

     In the event EMPLOYEE resigns due to an event constituting a Constructive Termination, all stock options under any Company Stock Option Plan which EMPLOYEE holds at the time of such Change of Control, shall become fully vested. The Company shall also extend the expiration date of those stock options to a date which is four years after the effective date of the EMPLOYEE's resignation, unless the expiration date is after such four-year period, in which case the original expiration date will control.

     In the event of a Constructive Termination, CEL-SCI shall also provide the following benefits to EMPLOYEE:

     a. The EMPLOYEE's existing coverage under the Company's group health plan (and, if applicable, the existing group health coverage for eligible dependents) will end on the last day of the month in which the eligible EMPLOYEE's employment terminates. The eligible EMPLOYEE and his eligible dependents may then be eligible to elect temporary continuation coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"). The eligible EMPLOYEE (and, if applicable, his eligible dependents) will be provided with a COBRA election form and notice which describe his rights to continuation coverage under COBRA. If an eligible EMPLOYEE elects COBRA continuation coverage, then the Company will pay for COBRA coverage (such payments shall not include COBRA coverage with respect to the Company's Section 125 health care reimbursement plan) for (i) eighteen
(18) months, or (ii) the maximum period permitted under COBRA. If EMPLOYEE does exhaust the applicable COBRA period, the Company will reimburse EMPLOYEE for the cost of an individual health insurance policy in an amount not to exceed the amount of the monthly COBRA premium previously paid by the Company pursuant to this paragraph for the remainder of the two year period following EMPLOYEE's termination of employment. After such period of Company-paid coverage, the eligible EMPLOYEE (and, if applicable, his eligible dependents) may continue coverage at his own expense in accordance with COBRA or other applicable laws. No provision of this agreement will affect the continuation coverage rules under COBRA. Therefore, the period during which the eligible EMPLOYEE must elect to continue the Company's health plan coverage under COBRA, the length of time during which COBRA coverage will be made available to the eligible EMPLOYEE, and all the eligible EMPLOYEE's other rights and obligation under COBRA will be

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applied in the same  manner  that such rules  would  apply in the absence of the
Plan. In the event, however, an EMPLOYEE becomes eligible for benefits under another plan prior to the expiration of the period in which the Company is paying benefit premiums, the Company shall no longer be obligated to pay such benefit premiums. The EMPLOYEE is required to notify the Company of eligibility for benefits under another plan and is expected to enroll in the new group plan at the first eligible opportunity unless EMPLOYEE chooses, at EMPLOYEE's sole expense, to continue COBRA benefits through the Company. If EMPLOYEE fails to notify the Company of EMPLOYEE's eligibility for alterative benefits, the Company shall have the right to discontinue payment of COBRA premiums upon thirty (30) days' notice to EMPLOYEE. In no event shall a cash payment be made to EMPLOYEE in lieu of the payment of COBRA premiums. The payment of COBRA premiums by the Company shall not extend the maximum eligible COBRA coverage period.

     b. Outplacement Services. The Company will make available to EMPLOYEE, upon his request, outplacement services provided by a reputable outplacement counselor selected by the Company for a period of nine months following termination. The Company will assume the cost of all such outplacement services. In no event will a cash payment be made in lieu of outplacement benefits.


August 30, 2013                           /s/ Patricia B. Prichep
                                          ---------------------------
                                          Patricia B. Prichep, Senior Vice
                                          President of Operations



                                          /s/ Geert R. Kersten
                                          ---------------------------
                                          Geert R. Kersten